UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2015

ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35140	94-3288780
(Commission File Number)	(IRS Employer Identification Number)
4155 Hopyard Road, Suite 200
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 23, 2015, the Board of Directors (the “Board”) of Ellie Mae, Inc. (the “Company”) amended and restated the 2015 Senior Executive Performance Share Program that was originally adopted on February 11, 2015 (the “Program”) under the terms of the Company’s 2011 Equity Incentive Award Plan (the “2011 Plan”). A brief description of the terms and conditions of the Program were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2015, which is incorporated herein by reference.
Under the amended and restated Program, the number of shares of common stock issued pursuant to the Performance Shares (as such term is defined in the Program) shall not exceed 70,180 shares, as adjusted to reflect stock splits, reverse stock splits, stock dividends or similar events.
In addition, the Board added Joseph Tyrrell and Cathleen Schreiner Gates as participants in the Program, in connection with their appointment as executive officers of the Company. The Board granted 5,162 Performance Shares to each of Mr. Tyrrell and Ms. Schreiner Gates. These grants will be subject to the same terms and conditions as the grants made to the Company’s other executive Officers on February 11, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ellie Mae, Inc.

By:	/s/ Edgar A. Luce
Edgar A. Luce
Executive Vice President, Finance and Administration and Chief Financial Officer
Date: March 25, 2015